UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2005

CRDENTIA CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-31152	76-0585701
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

14114 Dallas Parkway, Suite 600
Dallas, Texas 75254

(Address of Principal Executive Offices) (Zip Code)

(972) 850-0780

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement.

On December 30, 2005, we entered into a Securities Purchase Agreement (the “Agreement”) with MedCap Partners LP (“MedCap”), pursuant to which we issued 3,353,703 shares of common stock (the “Shares”) to MedCap, at a price per share of $0.60, in consideration for the cancellation of the principal and all accrued interest under secured promissory notes we issued to MedCap on November 15, 2005 and November 18, 2005.  The notes were previously filed as Exhibits 10.1 and 10.2 to the Form 8-K filed on November 21, 2005.   The Shares were sold in a private transaction pursuant to an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and/or Regulation D promulgated thereunder.  C. Fred Toney, a member of our board of directors, is the managing member of MedCap Management & Research LLC, the general partner of MedCap.

In connection with the Agreement, we agreed to enter into a Registration Rights Agreement, pursuant to which we would register the Shares for resale on a registration statement.

The description of the transaction set forth above is qualified in its entirety by reference to the form of Securities Purchase Agreement which is filed with this current report as Exhibit 10.1.

Item 1.02          Termination of a Material Definitive Agreement.

The information set forth above under Item 1.01, Entry into a Material Definitive Agreement, is hereby incorporated by reference into this Item 1.02.  In addition, in connection with the Agreement, the Amended and Restated Security Agreement we entered on November 18, 2005 with MedCap was terminated.  The Amended and Restated Security Agreement was previously filed as Exhibit 10.3 to the Form 8-K filed on November 21, 2005.

Item 3.02          Unregistered Sales of Equity Securities.

The information set forth above under Item 1.01, Entry into a Material Definitive Agreement, is hereby incorporated by reference into this Item 3.02.

Item 9.01          Financial Statements and Exhibits.

(c)           Exhibits.

Exhibit No.	Description
10.1	Securities Purchase Agreement by and between the Company and MedCap, dated as of December 30, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRDENTIA CORP.

January 6, 2006	By:	/s/ James J. TerBeest
James J. TerBeest
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Securities Purchase Agreement by and between the Company and MedCap, dated as of December 30, 2005.